Exhibit 99.1

AGREEMENT FOR TERMINATION OF LEASE

AND VOLUNTARY SURRENDER OF PREMISES

This Agreement for Termination of Lease and Voluntary Surrender of Premises (this “Agreement”) is made and entered into as of February 19, 2013, by and between ARE-SAN FRANCISCO NO. 24, LLC, a Delaware limited liability company (“Landlord”), and TELIK, INC., a Delaware corporation (“Tenant”), with reference to the following:

RECITALS

A. Pursuant to that certain Commercial Lease dated as of July 25, 2002, as amended by that certain First Amendment to Lease dated as of November 17, 2010, and as further amended by that certain Second Amendment to Lease dated as of September 4, 2012 (as amended, the “Lease”), Tenant leases certain premises at the improved real property located at 3165 Porter Drive, Palo Alto, California, and which premises are more particularly described in the Lease (the “Premises”).

B. The term of the Lease expires on May 31, 2014.

C. Tenant now desires to terminate the Lease and surrender the Premises to Landlord, and Landlord is willing to accept such surrender of the Premises and termination of the Lease pursuant to the terms of this Agreement.

D. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises made herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Termination Date. Landlord and Tenant hereby terminate the Lease, subject to Tenant’s satisfaction or Landlord’s waiver of all of the terms and conditions set forth herein, effective as of February 28, 2013 (“Termination Date”). Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to limit Landlord’s right to terminate Tenant’s occupancy of the Premises prior to the Termination Date in the event that Tenant is in default under the Lease after any applicable notice and cure period.

2. Termination Payment.

(a) Tenant agrees to pay to Landlord a termination fee of $713,728.26 (“Termination Fee”) as consideration for Landlord’s agreeing to enter into this Agreement. Tenant shall deliver a portion of the Termination Fee in the amount of $463,728.26 to Landlord concurrent with Tenant’s delivery to Landlord of an executed original of this Agreement. Tenant has paid Rent to Landlord for the month of February 2013 and Tenant shall under no circumstances be entitled to the return of any portion of such February Rent.

Tenant acknowledges and agrees that Landlord currently holds a security deposit under the Lease in the amount of $250,000 (“Security Deposit”), which Security Deposit is in the form of a letter of credit. Landlord shall, immediately after the full execution and delivery of this Agreement by the parties, draw down the full amount of the letter of credit and retain the full amount of the Security Deposit as the remaining part of the Termination Fee.

(b) In addition to the Termination Fee, if Tenant receives through one or more financing(s) $15,000,000 or more in the aggregate, then, within fifteen (15) days following such receipt, Tenant shall deliver to Landlord additional funds in the amount of $590,504.31 (“Additional Termination Fee”) as further consideration in connection with Landlord agreeing to enter into this Agreement and to terminate the Lease as of the Termination Date. For the avoidance of doubt, Tenant must have fully received $15,000,000 or more before Tenant is required to pay the Additional Termination Fee. By way of example, if a funding source conveys to Tenant $10,000,000 and promises to convey another $40,000,000 upon Tenant’s achievement of a clinical milestone, only $10,000,000 would count toward the $15,000,000 threshold. The remaining $40,000,000 would count toward, and thereby exceed, the $15,000,000 threshold only upon Tenant’s achievement of the milestone and receipt of the funds.

3. Base Rent and Operating Expenses. Tenant shall continue to pay all Base Rent, Operating Expenses and any other obligations due under the Lease through the Termination Date. Tenant shall not be required to pay Base Rent or Operating Expenses for the Premises for any period following the Termination Date so long as the Lease terminates as provided for in this Agreement and Tenant is not in breach hereof. To Landlord’s knowledge, there are no defaults by Tenant under the Lease. To Tenant’s knowledge, there are no defaults by Landlord under the Lease.

4. Termination and Surrender. The parties acknowledge that the Premises are occupied by The Board of Trustees of The Leland Stanford Junior University (“Stanford”) pursuant to that certain Sublease by and between Tenant, as sublandlord, and Stanford, as subtenant, dated November 1, 2010 (“Stanford Sublease”). After the Termination Date, Stanford will continue to occupy the Premises pursuant to that certain lease agreement dated November 23, 2010, as such lease agreement may have been amended, between Landlord, as landlord, and Stanford, as tenant. Accordingly, as of the Termination Date, Tenant shall be deemed to have (i) surrendered and vacated the Premises in the condition required under the Lease, (ii) removed all of Tenant’s property from the Premises, and (iii) satisfied any restoration obligations set forth in the Lease with regard to the Premises. After the Termination Date, Tenant shall have no further rights of any kind with respect to the Premises. Notwithstanding the foregoing, as provided in Section 5 hereof, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the Premises and termination of the Lease provided for herein.

5. No Further Obligations. Landlord and Tenant each agree that the other is excused, released and forever discharged as of the Termination Date from any further obligations with respect to the Lease and any and all actions, causes of action, judgments, suits, claims, demands, liabilities, obligations, damages, and expenses of any and every character that arise out of or in any way connected to the Lease, or any of the transactions associated therewith, excepting only (i) such obligations under the Lease which are, by their terms, intended to survive termination of the Lease, and (ii) Tenant’s obligations under Section 2(b) of this Agreement. In addition, nothing herein shall be deemed to limit or terminate any common law or statutory rights either party may have in connection with the Pre-Existing Environmental Conditions, any Hazardous Materials or for violations of any governmental requirements or requirements of applicable law. Nothing herein shall excuse Tenant from its obligations under the Lease prior to the Termination Date.

6. [Intentionally Deleted].

7. Requirements with Respect to Stanford Sublease. Immediately upon the mutual execution and delivery of this Agreement by the parties, Tenant shall deliver written notice to Stanford of the termination of the Lease.

If Tenant receives any amounts from Stanford due under the Stanford Sublease for any period following the Termination Date, Tenant shall, within three (3) days after Tenant’s receipt of such amounts, deliver any and all such amounts to Landlord.

8. Acknowledgment. Each party acknowledges that it has read the provisions of this Agreement, understands them, and is bound by them. Time is of the essence in this Agreement.

9. No Assignment. Tenant represents and warrants that there is no present assignment, mortgage, sublease (except to Stanford under the Stanford Sublease and any further subsubleases or licenses, if any, entered into by Stanford), pledge, encumbrance or other transfer of any interest in the Lease and that, subject to the Stanford Sublease, Tenant holds the interest in the Premises as set forth in the Lease as of the date of this Agreement.

10. No Modification. This Agreement may not be modified or terminated except in writing signed by all parties. This Agreement may be signed in counterparts which taken together shall constitute one agreement binding upon the parties.

11. Successors and Assigns. The covenants and agreements herein contained shall inure to the benefit and be binding upon the parties and their respective successors and assigns.

12. Attorneys’ Fees. In the event of a dispute between the parties, the prevailing party shall be entitled to have its reasonable attorneys’ fees and costs paid by the other party.

13. Conflict of Laws. This Agreement shall be governed by the laws of the state in which the Premises are located.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TENANT:

TELIK, INC., a Delaware corporation

By:	/s/ Michael M. Wick
Its:	CEO

LANDLORD:

ARE-SAN FRANCISCO NO. 24, LLC, a Delaware limited liability company

By:	ARE-SAN FRANCISCO NO. 24 MEMBER, LLC, a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership

		By:	ARE-QRS CORP., a Maryland corporation, general partner

			By:	/s/ Eric S. Johnson
			Its:	VP, Real Estate Legal Affairs

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